UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2019

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	RLGT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Radiant Logistics, Inc. (“Company”) recently announced certain organizational changes to its management team.

On December 17, 2019, the Company announced that Timothy Boyce will resign as Senior Vice President and Chief Operating Officer of Rail and Truck Brokerage Operations of Radiant Clipper effective as of December 31, 2019.  In connection with his resignation, the Company and Mr. Boyce have entered into a separation and release agreement (“Separation Agreement”) providing for a severance payment and benefits to Mr. Boyce consistent with the terms and conditions of Mr. Boyce’s executive employment agreement with the Company, dated as of February 1, 2012 (“Employment Agreement”), as if he were terminated without just cause. The Employment Agreement will be terminated pursuant to the Separation Agreement with the exception of Section 4 of the Employment Agreement pertaining to certain non-competition, non-solicitation and non-disclosure obligations, which are expressly incorporated into the Separation Agreement.  Under the Employment Agreement, Mr. Boyce agreed not to compete against the Company or solicit the Company’s employees or customers for a period of twelve (12) months following his resignation of employment.

In addition, Mr. Boyce and the Company have entered into an Independent Contractor Agreement (“Contractor Agreement”) pursuant to which Mr. Boyce will provide consulting services to the Company for a period of twelve (12) months commencing January 1, 2020.  Under the Contractor Agreement, Mr. Boyce agreed not to compete against the Company or solicit the Company’s employees or customers during the term of the Consulting Agreement and for a period of not less than twelve (12) months following the termination of the Contractor Agreement.  In consideration of the consulting services and the restrictive covenants, the Company will pay Mr. Boyce a monthly consulting fee subject to Mr. Boyce’s compliance with all applicable terms and conditions under the Contractor Agreement, the Separation Agreement and his Employment Agreement.

The foregoing descriptions of the Separation Agreement and Contractor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

No.	Description
10.1	Separation and Release Agreement, dated effective as of December 31, 2019, by and between Radiant Global Logistics, Inc. and Tim Boyce
10.2	Independent Contractor Agreement, dated effective as of January 1, 2020, by and between Radiant Global Logistics, Inc. and Tim Boyce

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: December 23, 2019	By:	/s/ Todd Macomber.
Todd Macomber
Senior Vice President and Chief Financial Officer